Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2014 FINANCIAL RESULTS

FIRST QUARTER 2014 HIGHLIGHTS

Consolidated Results	Segment Results

• Total revenue increased 22.6% to $984.1 million	• Domestic rental and management segment revenue increased 23.3% to $635.8 million

• Operating income increased 18.0% to $353.6 million	• International rental and management segment revenue increased 23.9% to $324.3 million

• Cash provided by operating activities increased 20.9% to $476.6 million	• Network development services segment revenue was $24.0 million

Boston, Massachusetts – May 1, 2014: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2014.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “The technology transition from 3G to 4G wireless services in the U.S. is in full swing. We expect 4G device penetration to expand from 26% to 33% during the course of 2014. This 3G to 4G transition, coupled with even more applications, games, music and video services is putting significant strain on wireless networks and is driving elevated demand for tower space.

We are experiencing the benefit of this phenomenon, not only on our legacy domestic sites, but also on the GTP assets we acquired last year, which are already exceeding our original expectations. The resulting strong growth in the U.S. business, augmented by our even faster growing international segment has put us firmly on track to achieve double-digit annual growth in AFFO per Share for the foreseeable future.”

FIRST QUARTER 2014 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended March 31, 2014 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2013).

Total revenue increased 22.6% to $984.1 million and total rental and management revenue increased 23.5% to $960.1 million. Total rental and management revenue Core Growth was approximately 30.2%, and total rental and management Organic Core Growth was approximately 11.5%. Please refer to the selected statement of operations detail on page 12, which highlights the items affecting all Core Growth percentages for the quarter ended March 31, 2014.

Total rental and management Gross Margin increased 20.7% to $712.3 million. Total selling, general, administrative and development expense was $110.0 million, including $24.1 million of stock-based compensation expense. Adjusted EBITDA increased 22.1% to $640.5 million, Core Growth in Adjusted EBITDA was 28.3%, and Adjusted EBITDA Margin was 65%.

Adjusted Funds From Operations (AFFO) increased 22.8% to $439.3 million, AFFO per Share increased 22.2% to $1.10, and Core Growth in AFFO was approximately 28.2%.

Operating income increased 18.0% to $353.6 million, and net income attributable to American Tower Corporation increased 18.1% to $202.5 million. Net income attributable to American Tower Corporation per both basic and diluted common share increased 18.6% to $0.51.

Cash provided by operating activities increased 20.9% to $476.6 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 23.3% to $635.8 million, and Organic Core Growth in domestic rental and management segment revenue was 9.2%. Domestic rental and management segment Gross Margin increased 21.3% to $514.3 million. Domestic rental and management segment Operating Profit increased 21.4% to $486.9 million, which represented 73% of total Operating Profit. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 23.9% to $324.3 million, and Organic Core Growth in international rental and management segment revenue was 16.1%. International rental and management segment Gross Margin increased 19.2% to $198.0 million, while international rental and management segment Operating Profit increased 23.6% to $168.8 million, which represented 25% of total Operating Profit. International rental and management segment Operating Profit Margin was 52% (70%, excluding the impact of $82.4 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $24.0 million. Network development services segment Gross Margin was $14.2 million, and network development services segment Operating Profit was $11.6 million, which represented 2% of total Operating Profit. Network development services segment Operating Profit Margin was 49%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 4 and 5 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 10 through 13.

INVESTING OVERVIEW

Distributions – On April 25, 2014, the Company paid its first quarter distribution of $0.32 per share, or a total of approximately $126.6 million, to stockholders of record at the close of business on April 10, 2014.

Cash Paid for Capital Expenditures – During the first quarter of 2014, total capital expenditures of $213.9 million included:

•	$111.2 million for discretionary capital projects, including spending to complete the construction of 104 towers and the installation of 6 distributed antenna system networks and 126 shared generators domestically, and the construction of 548 towers and the installation of 9 distributed antenna system networks internationally;

•	$44.9 million to purchase land under the Company’s communications sites;

•	$5.0 million for start-up capital projects in recently launched markets;

•	$30.4 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and

•	$22.4 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the first quarter of 2014, the Company spent $62.8 million for acquisitions, which was primarily related to sites acquired during December 2013.

Subsequent to the end of the first quarter of 2014, the Company acquired entities holding a portfolio of 60 communications sites and related assets in the U.S., which are primarily leased to radio and television broadcast tenants, from Richland Properties LLC (“Richland”). Total consideration for the acquisition was approximately $385.9 million, which included the assumption of approximately $196.5 million of secured debt.

FINANCING OVERVIEW

Leverage – For the quarter ended March 31, 2014, the Company’s Net Leverage Ratio was approximately 5.5x net debt (total debt less cash and cash equivalents) to first quarter 2014 annualized Adjusted EBITDA.

Liquidity – As of March 31, 2014, the Company had approximately $3.2 billion of total liquidity, comprised of the ability to borrow up to an aggregate of approximately $2.8 billion under its three revolving credit facilities, net of any outstanding letters of credit, and over $0.3 billion in cash and cash equivalents.

FULL YEAR 2014 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of May 1, 2014. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2014: (a) 2.35 Brazilian Reais; (b) 550.00 Chilean Pesos; (c) 2,000.00 Colombian Pesos; (d) 0.75 Euros; (e) 2.75 Ghanaian Cedi; (f) 61.00 Indian Rupees; (g) 13.10 Mexican Pesos; (h) 2.80 Peruvian Soles; (i) 10.80 South African Rand; and (j) 2,500.00 Ugandan Shillings.

As reflected in the table below, the Company has raised the midpoint of its full year 2014 outlook for total rental and management revenue by $70 million, Adjusted EBITDA by $50 million and AFFO by $35 million. These estimates include the acquisition of Richland in the U.S.

($ in millions)	Full Year 2014			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,895	to	$3,975	19.7%	24.8%
Adjusted EBITDA(1)	2,555	to	2,605	18.5%	24.2%
AFFO(1)	1,725	to	1,765	18.7%	22.2%
Net income	820	to	850	73.2%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint:

•	Domestic rental and management segment revenue of $2,605 million and Organic Core Growth of over 9%; and

•	International rental and management segment revenue of $1,330 million, which includes approximately $342 million of pass-through revenue, and Organic Core Growth of nearly 13%.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding.)

	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	24.8%	24.2%	22.2%
Estimated impact of fluctuations in foreign currency exchange rates	(3.0)%	(2.3)%	(2.8)%
Impact of straight-line revenue and expense recognition	(2.1)%	(3.3)%	—
Impact of significant one-time items	—	(0.1)%	(0.7)%

Outlook midpoint growth	19.7%	18.5%	18.7%

Total Rental and Management Revenue Core Growth Components(1):

(Totals may not add due to rounding.)

Full Year 2014
Organic Core Growth	10%
New Property Core Growth	15%

Core Growth	25%

(1)	Reflects growth at the midpoint of outlook ranges.

Outlook for Capital Expenditures:

($ in millions)

(Totals may not add due to rounding.)

	Full Year 2014
Discretionary capital projects(1)	$415	to	$475
Ground lease purchases	105	to	115
Start-up capital projects	40	to	50
Redevelopment	170	to	180
Capital improvement(2)	100	to	110
Corporate	20	—	20

Total	$850	to	$950

(1)	Includes the construction of approximately 2,250 to 2,750 new communications sites.
(2)	Includes spending related to a lighting and monitoring system upgrade in the U.S. of approximately $15 million.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions)

(Totals may not add due to rounding.)

	Full Year 2014
Net income	$820	to	$850
Interest expense	595	to	578
Depreciation, amortization and accretion	965	to	985
Income tax provision	63	to	74
Stock-based compensation expense	80	—	80
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments and other expense (income)	32	to	38

Adjusted EBITDA	$2,555	to	$2,605

Reconciliations of Outlook for Net Income to AFFO:

($ in millions)

(Totals may not add due to rounding.)

	Full Year 2014
Net income	$820	to	$850
Straight-line revenue	(114)	—	(114)
Straight-line expense	41	—	41
Depreciation, amortization and accretion	965	to	985
Stock-based compensation expense	80	—	80
Non-cash portion of tax provision	—	to	(4)
Non-cash portion of interest expense	14	to	12
Other, including other operating expenses, loss on retirement of long-term obligations and other expense (income)	39	to	45
Capital improvement capital expenditures	(100)	to	(110)
Corporate capital expenditures	(20)	—	(20)

AFFO	$1,725	to	$1,765

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the three months ended March 31, 2014 and its outlook for 2014. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 30664545

When available, a replay of the call can be accessed until 11:59 p.m. ET on May 14, 2014. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 30664545

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates approximately 68,000 communications sites in the United States, Brazil, Chile, Colombia, Costa Rica, Germany, Ghana, India, Mexico, Panama, Peru, South Africa and Uganda. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT FFO.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other (expense) income, net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income taxes. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT FFO is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges and real estate related depreciation, amortization and accretion, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT FFO before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest, (vi) other income (expense), (vii) loss on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates, and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The

Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT FFO, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2014 outlook, foreign currency exchange rates and our expectation regarding future growth of our AFFO per Share. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) our leverage and debt service obligations may materially and adversely affect us; (5) increasing competition in the tower industry may materially and adversely affect us; (6) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (9) we may fail to realize the growth prospects and cost savings anticipated as a result of our acquisition of MIP Tower Holdings LLC, the parent company of Global Tower Partners (GTP); (10) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (11) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (12) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (13) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (14) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows, and may create deferred and contingent tax liabilities; (15) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (18) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility; (19) we may incur goodwill and other intangible asset impairment charges, which could result in a significant reduction to our earnings; (20) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (21) we could have liability under environmental and occupational safety and health laws; and (22) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2013. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2014	December 31, 2013(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$333,439	$293,576
Restricted cash	161,262	152,916
Short-term investments	34,430	18,612
Accounts receivable, net	227,155	151,084
Prepaid and other current assets	265,057	314,176
Deferred income taxes	21,638	22,401

Total current assets	1,042,981	952,765

Property and equipment, net	7,344,049	7,262,175
Goodwill	3,737,681	3,729,792
Other intangible assets, net	6,617,524	6,701,459
Deferred income taxes	270,994	262,529
Deferred rent asset	950,576	918,847
Notes receivable and other non-current assets	453,602	445,004

TOTAL	$20,417,407	$20,272,571

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$115,726	$171,050
Accrued expenses	400,449	415,324
Distributions payable	127,286	575
Accrued interest	90,945	105,751
Current portion of long-term obligations	325,170	70,132
Unearned revenue	215,429	161,926

Total current liabilities	1,275,005	924,758

Long-term obligations	14,009,007	14,408,146
Asset retirement obligations	538,241	526,869
Other non-current liabilities	893,549	822,758

Total liabilities	16,715,802	16,682,531

COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	3,984	3,976
Additional paid-in capital	5,153,402	5,130,616
Distributions in excess of earnings	(1,006,058)	(1,081,467)
Accumulated other comprehensive loss	(272,410)	(311,220)
Treasury stock	(207,740)	(207,740)

Total American Tower Corporation equity	3,671,178	3,534,165
Noncontrolling interest	30,427	55,875

Total equity	3,701,605	3,590,040

TOTAL	$20,417,407	$20,272,571

(1)	December 31, 2013 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
REVENUES:
Rental and management	$960,120	$777,433
Network development services	23,969	25,295

Total operating revenues	984,089	802,728

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $372 and $246, respectively)	250,835	191,295
Network development services (including stock-based compensation expense of $132 and $192, respectively)	9,934	10,471
Depreciation, amortization and accretion	245,763	185,804
Selling, general, administrative and development expense (including stock-based compensation expense of $24,100 and $20,604, respectively)	110,029	101,153
Other operating expenses	13,891	14,319

Total operating expenses	630,452	503,042

OPERATING INCOME	353,637	299,686

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	2,595	3,543
Interest income	2,018	1,714
Interest expense	(143,307)	(111,766)
Loss on retirement of long-term obligations	(238)	(35,298)
Other (expense) income (including unrealized foreign currency (losses) gains of ($2,005) and $22,143, respectively)	(3,743)	22,291

Total other expense	(142,675)	(119,516)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	210,962	180,170
Income tax provision	(17,649)	(19,222)

NET INCOME	193,313	160,948
Net loss attributable to noncontrolling interest	9,186	10,459

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$202,499	$171,407

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$0.51	$0.43

Diluted net income attributable to American Tower Corporation	$0.51	$0.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	395,146	395,239

DILUTED	399,120	399,659

DISTRIBUTIONS DECLARED PER SHARE	$0.32	$0.26

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$193,313	$160,948
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	24,604	21,042
Depreciation, amortization and accretion	245,763	185,804
Loss on early retirement of securitized debt	238	35,288
Other non-cash items reflected in statements of operations	5,060	(7,496)
Increase in net deferred rent asset	(21,393)	(26,806)
(Increase) decrease in restricted cash	(8,347)	22,583
Increase in assets	(43,449)	(7,374)
Increase in liabilities	80,793	10,047

Cash provided by operating activities	476,582	394,036

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(213,891)	(123,905)
Payments for acquisitions, net of cash acquired	(62,761)	(245,094)
Proceeds from sale of short-term investments and other non-current assets	138,228	7,150
Payments for short-term investments	(151,263)	(14,650)
Deposits, restricted cash, investments and other	(1,369)	(129)

Cash used for investing activities	(291,056)	(376,628)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term borrowings	(172)	—
Borrowings under credit facilities	—	249,000
Proceeds from issuance of senior notes, net	769,640	983,354
Proceeds from other long-term borrowings	3,033	—
Proceeds from issuance of Securities in securitization transaction, net	—	1,778,496
Repayments of notes payable, credit facilities and capital leases	(916,632)	(2,937,744)
(Distributions to) contributions from noncontrolling interest holders, net	(154)	7,658
Purchases of common stock	—	(12,480)
Proceeds from stock options	13,795	6,140
Payment for early retirement of securitized debt	—	(29,234)
Deferred financing costs and other financing activities	(21,857)	(10,561)
Distributions	(554)	—

Cash (used for) provided by financing activities	(152,901)	34,629

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	7,238	21,051

NET INCREASE IN CASH AND CASH EQUIVALENTS	39,863	73,088
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	293,576	368,618

CASH AND CASH EQUIVALENTS, END OF PERIOD	333,439	441,706

CASH PAID FOR INCOME TAXES, NET OF REFUNDS	$19,094	$13,543

CASH PAID FOR INTEREST	$154,497	$95,251

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three months ended March 31, 2014
	Rental and Management
	Domestic	International	Total	Network Development Services	Total
Segment revenues	$635,779	$324,341	$960,120	$23,969	$984,089
Segment operating expenses (1)	121,509	128,954	250,463	9,802	260,265
Interest income, TV Azteca, net	—	2,595	2,595	—	2,595

Segment Gross Margin	514,270	197,982	712,252	14,167	726,419

Segment selling, general, administrative and development expense (1)	27,409	29,216	56,625	2,530	59,155

Segment Operating Profit	$486,861	$168,766	$655,627	$11,637	$667,264

Segment Operating Profit Margin	77%	52%	68%	49%	68%
Percent of total Operating Profit	73%	25%	98%	2%	100%

Three months ended March 31, 2013
	Rental and Management
	Domestic	International	Total	Network Development Services	Total
Segment revenues	$515,676	$261,757	$777,433	$25,295	$802,728
Segment operating expenses (1)	91,833	99,216	191,049	10,279	201,328
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	423,843	166,084	589,927	15,016	604,943

Segment selling, general, administrative and development expense (1)	22,898	29,535	52,433	2,901	55,334

Segment Operating Profit	$400,945	$136,549	$537,494	$12,115	$549,609

Segment Operating Profit Margin	78%	52%	69%	48%	68%
Percent of total Operating Profit	73%	25%	98%	2%	100%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	March 31, 2014	Pro Forma March 31, 2014 (1)
2012 Credit Facility	$—	$—
2013 Credit Facility	1,143,000	1,308,000
2013 Short-Term Credit Facility	—	—
2013 Term Loan	1,500,000	1,500,000
4.625% Senior Notes due 2015	599,834	599,834
7.000% Senior Notes due 2017	500,000	500,000
4.500% Senior Notes due 2018	999,548	999,548
3.400% Senior Notes due 2019	1,006,447	1,006,447
7.250% Senior Notes due 2019	296,872	296,872
5.050% Senior Notes due 2020	699,433	699,433
5.900% Senior Notes due 2021	499,429	499,429
4.700% Senior Notes due 2022	698,899	698,899
3.500% Senior Notes due 2023	992,695	992,695
5.000% Senior Notes due 2024	1,011,538	1,011,538

Total unsecured at American Tower Corporation	$9,947,695	$10,112,695

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000
GTP Notes (2)	1,532,176	1,532,176
Unison Notes (3)	204,998	204,998
Richland Notes (1)	—	196,500
South African facility (4)	88,004	88,004
Colombian long-term credit facility (4)	68,519	68,519
Colombian bridge loans (4)	54,960	54,960
Mexican loan (4)	296,667	296,667
Shareholder loans (5)	263,983	263,983
Capital leases	77,175	77,175

Total secured or subsidiary debt	$4,386,482	$4,582,982

Total debt	$14,334,177	$14,695,677

Cash and cash equivalents	333,439

Net debt (total debt less cash and cash equivalents)	$14,000,738

(1)	Pro Forma for the Richland acquisition, which closed subsequent to the end of the first quarter of 2014. The Company borrowed an additional $165.0 million under its 2013 Credit Facility to fund the acquisition and assumed $196.5 million in secured debt.
(2)	The GTP Notes are secured debt and were assumed in connection with the acquisition of GTP.
(3)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(4)	Denominated in local currency.
(5)	Denominated in USD, reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Colombia, Ghana and Uganda.

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended March 31, 2014
Total debt	$14,334,177
Cash and cash equivalents	333,439

Numerator: net debt (total debt less cash and cash equivalents)	$14,000,738

Adjusted EBITDA	$640,490
Denominator: annualized Adjusted EBITDA	2,561,960

Net Leverage Ratio	5.5x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Share count rollforward: (in millions of shares)	Three Months Ended March 31, 2014
Total common shares, beginning of period	394.9
Common shares repurchased	—
Common shares issued (1)	0.8

Total common shares outstanding, end of period (2)	395.7

(1)	Related to stock-based compensation.
(2)	As of March 31, 2014, excludes (a) 3.8 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $46.31 per share, (b) 3.7 million potentially dilutive shares associated with unvested stock options, and (c) 1.8 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Total rental and management straight-line revenue and expense (1):

	Three Months Ended March 31,
	2014	2013
Total rental and management operations straight-line revenue	$31,230	$34,240
Total rental and management operations straight-line expense	$9,478	$7,115

(1)	In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

	Three Months Ended March 31,
International pass-through revenue detail:	2014	2013
Pass-through revenue	$82,432	$69,651

	Three Months Ended March 31,
Pre-paid rent detail (1):	2014	2013
Beginning balance	$326,177	$198,792
Cash	102,933	27,012
Amortization (2)	(24,848)	(13,133)

Ending balance	$404,262	$212,671

(1)	Reflects capital contributions and prepayments associated with long-term tenant leases and amortization of recognized GAAP revenue associated with the leases corresponding to the capital contributions or prepayments.
(2)	Includes the impact of fluctuations in foreign currency exchange rates.

	Three Months Ended March 31,
Selling, general, administrative and development expense breakout:	2014	2013
Total rental and management overhead	$56,625	$52,433
Network development services segment overhead	2,530	2,901
Corporate and development expenses	26,774	25,215
Stock-based compensation expense	24,100	20,604

Total	$110,029	$101,153

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended March 31, 2014	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	30.2%	28.3%	28.2%
Estimated impact of fluctuations in foreign currency exchange rates	(5.2)%	(3.8)%	(4.4)%
Impact of straight-line revenue recognition	(1.5)%	(2.4)%	—
Impact of material one-time items	—	—	(1.0)%

Reported growth	23.5%	22.1%	22.8%

The components of Core Growth in rental and management revenue are as follows:

Three Months Ended March 31, 2014	Domestic	International	Total
Organic Core Growth	9.2%	16.1%	11.5%
New Property Core Growth	16.8%	22.0%	18.7%

Core Growth	26.0%	38.1%	30.2%

SELECTED CASH FLOW DETAIL:

	Three Months Ended March 31,
Payments for purchase of property and equipment and construction activities:	2014	2013
Discretionary-capital projects	$111,172	$57,270
Discretionary-ground lease purchases	44,860	14,800
Start-up capital projects	5,033	6,723
Redevelopment	30,372	21,712
Capital improvements	17,231	15,882
Corporate	5,223	7,518

Total	$213,891	$123,905

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Tower Count (1):	As of December 31, 2013	Constructed	Acquired	Adjustments	As of March 31, 2014
United States	27,739	104	3	—	27,846
Brazil	6,746	7	—	—	6,753
Chile	1,150	9	—	—	1,159
Colombia	3,461	36	—	(1)	3,496
Costa Rica	456	2	—	(1)	457
Germany	2,031	—	—	—	2,031
Ghana	1,969	10	12	1	1,992
India	11,529	435	—	(26)	11,938
Mexico	8,369	16	—	—	8,385
Panama	57	—	—	1	58
Peru	498	—	—	—	498
South Africa	1,900	3	—	—	1,903
Uganda	1,164	30	—	—	1,194

Total	67,069	652	15	(26)	67,710

(1)	Excludes in-building and outdoor distributed antenna system networks.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended March 31,
	2014	2013
Net income	$193,313	$160,948
Income tax provision	17,649	19,222
Other expense	3,743	(22,291)
Loss on retirement of long-term obligations	238	35,298
Interest expense	143,307	111,766
Interest income	(2,018)	(1,714)
Other operating expenses	13,891	14,319
Depreciation, amortization and accretion	245,763	185,804
Stock-based compensation expense	24,604	21,042

Adjusted EBITDA	$640,490	$524,394

Divided by total revenue	984,089	802,728

Adjusted EBITDA Margin	65%	65%

The reconciliation of net income to NAREIT FFO and the calculation of AFFO and AFFO per Share are presented below:

	Three Months Ended March 31,
	2014	2013
Net Income	$193,313	$160,948
Real estate related depreciation, amortization and accretion	217,018	163,742
Losses from sale or disposal of real estate and real estate related impairment charges	1,670	269
Adjustments for unconsolidated affiliates and noncontrolling interest	2,446	2,830

NAREIT FFO	414,447	327,789

Straight-line revenue	(31,230)	(34,240)
Straight-line expense	9,478	7,115
Stock-based compensation expense	24,604	21,042
Non-cash portion of tax provision	(1,445)	5,679
Non-real estate related depreciation, amortization and accretion	28,745	22,062
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums (1)	3,417	7,527
Other expense (2)	3,743	(22,291)
Loss on retirement of long-term obligations	238	35,298
Other operating expense (3)	12,221	14,050
Capital improvement capital expenditures	(17,231)	(15,882)
Corporate capital expenditures	(5,223)	(7,518)
Adjustments for unconsolidated affiliates and noncontrolling interest	$(2,446)	$(2,830)

AFFO	$439,318	$357,801

Divided by weighted average diluted shares outstanding	399,120	399,659
AFFO per Share	$1.10	$0.90

(1)	Includes accrued non-cash interest expense attributable to joint-venture loans and the amortization of debt premiums and discounts.
(2)	Primarily includes unrealized (gain) loss on foreign currency exchange rate fluctuations.
(3)	Primarily includes impairments and transaction related costs.